Exhibit 10.20

February 21, 2008

Mr. Michael R. Dougherty

Dear Mr. Dougherty,

This letter (this “Third Amendment”) will amend that certain letter agreement dated October 24, 2002, between you and Adolor Corporation (the “Company”) (the “Letter Agreement”), as amended January 26, 2004 (the “First Amendment”), as amended December 14, 2006 (the “Second Amendment”) a copy of the Letter Agreement, the First Amendment and the Second Amendment are appended to this letter as Exhibit A. The Letter Agreement, First Amendment, Second Amendment and this Third Amendment shall together constitute the “Agreement”).

Effective the date hereof, your target bonus shall be 55%.

Except as set forth in this Third Amendment, the Agreement shall remain in full force and effect.

Sincerely, ADOLOR CORPORATION

By:	/S/ D. M. MADDEN
Name:	David M. Madden
As its:	Chairman, Board of Directors

AGREED TO AND ACCEPTED

THIS 22nd DAY of February, 2008

/s/    M. R. Dougherty

Michael R. Dougherty